EXHIBIT 3.105
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
TYPE OR PRINT CLEARLY IN BLACK INK

1.	The name of the proposed corporation is New Hope, Midlands, Inc.

2.	The initial registered office of the corporation is		9279 Medical Plaza Dr., Suite E

Street Address

	North Charleston Charleston		29418

	City	County	Zip Code

	and the initial registered agent at such address is		George H. Orvin, M.D.

Print Name
3.	The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable:
a.	☑	The corporation is authorized to issue a single class of shares, the total number of shares authorized is 100,000.

a.	☐	The corporation is authorized to issue more that one class of shares:

Class of Shares	Authorized No. of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:
4.	The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)

5.	The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended).

6.	The name, address, and signature of each incorporator is as follows (only one incorporator is required):

a.	George H. Orvin, M.D.
Name

9270 Medical Plaza Dr. Suite E, North Charleston, SC 29418

Address

/s/ George H. Orvin

Signature
7.	I, John F. McNeill, an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date	March 3, 1989	/s/ John F. McNeill Signature

John F. McNeill

Type or Print Name

P.O. Box 985

Address

Mt. Pleasant, SC 29465

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is ABS New Hope, Midlands, Inc.

2.	Date of Incorporation March 6, 1989

3.	Agent’s Name and Address National Registered Agents, Inc., 2 Office Park Court, Suite 103 Columbia, SC 29223
4.	On April 27, 2007 the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

BE IT RESOLVED, that the legal name of the Corporation is hereby changed to Three Rivers Residential Treatment Midlands Campus, Inc. Articles of Amendment changing the name of the Corporation shall be filed with the South Carolina Secretary of State an with all other state corporation commissions in which the corporation has qualified as foreign corporation.

5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

not applicable

6.	Complete either “a” or “b”, whichever is applicable.
a.	☑	Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the meeting	For	or	Against
NA	1,000	1,000	1,000	1,000		0

ABS New Hope, Midlands, Inc.

Name of Corporation

*NOTE:	Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.
b.	☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.
7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended) The effective date of this amendment shall be June 1, 2007

Date April 30, 2007	ABS New Hope, Midlands, Inc.
Name of Corporation

/s/ Christopher L. Howard

Signature

Christopher L. Howard, VP & Secretary

Type or Print Name and Office

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is New Hope, Midlands, Inc.

2.	Date of Incorporation March 6, 1989

3.	Agent’s Name and Address Jay S. Orvin, 7515 Northside Dr., N. Charleston, SC 29420
4.	On January 7, 2005, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)
Article I is hereby amended to read:
1.	The name of the proposed corporation is: ABS New Hope Midlands, Inc.
5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

N/A

6.	Complete either “a” or “b”, whichever is applicable.
a.	☑	Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the meeting	For	or	Against
NA	1,000	1,000	1,000	1,000 For

New Hope, Midlands, Inc.

Name of Corporation

*NOTE:	Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.
b.	☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.
7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended) ______________________________

Date 1/7/05	New Hope, Midlands, Inc.
Name of Corporation

/s/ Edward C. Irby, Jr.

Signature

Edward C. Irby, Jr., President

Type or Print Name and Office